UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 17, 2011

PartnerRe Ltd.
(Exact Name of Registrant
as Specified in Charter)

Bermuda
(State or Other Jurisdiction of Incorporation)

001-14536	Not Applicable
(Commission File Number)	(IRS Employer Identification No.)

Wellesley House, 90 Pitts Bay Road, Pembroke, Bermuda	HM 08
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (441) 292-0888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)   As previously announced, Costas Miranthis was appointed as President and Chief Executive Officer of PartnerRe Ltd. (the “Company”) effective January 1, 2011. On February 17, 2011, the Company entered into an executive employment agreement with Mr. Miranthis effective as of January 1, 2011.

Pursuant to the executive employment agreement, Mr. Miranthis shall perform such duties and exercise such supervision and powers over and with regard to the business of the Company as are consistent with the positions as President and Chief Executive Officer of the Company and such other reasonable duties and services consistent with such positions with a multi-national reinsurance company and as may be prescribed from time to time by the Board of Directors of the Company. Mr. Miranthis shall report directly to the Board of Directors of the Company. Mr. Miranthis shall generally perform his duties in Bermuda except for reasonably necessary business travel.

Mr. Miranthis’s compensation consists of US$1,000,000 annual base salary, as well as annual incentive compensation and equity awards as determined by the Compensation Committee of the Board of Directors of the Company in accordance with the Company’s guidelines and plans. Mr. Miranthis’s target annual incentive is 125% of his base salary.

Mr. Miranthis’s employment will be terminated upon his death, disability or retirement, or by him with Good Reason (as defined in the executive employment agreement) at any time or without Good Reason by providing twelve months written notice, or by the Company with Cause (as defined in the executive employment agreement) at any time or without Cause. Upon termination of his employment under specified circumstances, Mr. Miranthis will be entitled to specified termination-related compensation and benefits.  The terms of the Company’s Change in Control Policy, as amended from time to time, will apply to Mr. Miranthis.

The executive employment agreement also contains indemnification, non-compete, non-disclosure and other provisions.

This summary is qualified in its entirety by the terms and conditions set forth in the executive employment agreement that is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits

(d)        Exhibits.

Exhibit No.	Description

10.1	Executive Employment Agreement between PartnerRe Ltd. and Costas Miranthis, dated February 17, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PartnerRe Ltd. (Registrant)

Date:	February 23, 2011	By:	/s/ Amanda E. Sodergren
			Name:	Amanda E. Sodergren
			Title:	Chief Legal Counsel

Index to Exhibits

Exhibit No.	Description

10.1	Executive Employment Agreement between PartnerRe Ltd. and Costas Miranthis, dated February 17, 2011